Calculation of Filing Fee Tables
S-1
Bionano Genomics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other	661,377	$ 15.12	$ 10,000,020.24	0.000087	$ 870.00
Fees to be Paid	2	Equity	Common Stock, par value $0.0001 per share	Other	164,684	$ 18.234	$ 3,002,848.06	0.000087	$ 261.25
Fees to be Paid	3	Equity	Common Stock, par value $0.0001 per share	Other	145,560	$ 61.20	$ 8,908,272.00	0.000087	$ 775.02
Fees to be Paid	4	Equity	Common Stock, par value $0.0001 per share	Other	361,011	$ 191.13	$ 69,000,032.43	0.000087	$ 6,003.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 90,911,172.73		$ 7,909.27
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 7,909.27
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Represents 661,377 shares of common stock issuable upon exercise of outstanding 2025 Purchase Warrants, which were originally issued under the Registrant's registration statement on Form S-3 (File No. 333-270459), initially declared effective on May 10, 2023 (the "Prior Registration Statement"). Calculated pursuant to Rule 457(g) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per unit and maximum aggregate offering price are based on the per share exercise price of the 2025 Purchase Warrants and are presented for informational purposes only. Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock that may become issuable upon exercise of the 2025 Purchase Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.

[2]	(2) Represents 164,684 shares of common stock issuable upon exercise of outstanding Series C Warrants, which were originally issued under the Registrant's Prior Registration Statement. Calculated pursuant to Rule 457(g) under the Securities Act, the proposed maximum offering price per unit and maximum aggregate offering price are based on the per share exercise price of the Series C Warrants and are presented for informational purposes only. Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock that may become issuable upon exercise of the Series C Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.

[3]	(3) Represents 145,560 shares of common stock issuable upon exercise of outstanding 2024 Purchase Warrants, which were originally issued under the Registrant's Prior Registration Statement. Calculated pursuant to Rule 457(g) under the Securities Act, the proposed maximum offering price per unit and maximum aggregate offering price are based on the per share exercise price of the 2024 Purchase Warrants and are presented for informational purposes only. Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock that may become issuable upon exercise of the 2024 Purchase Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.

[4]	(4) Represents 361,011 shares of common stock issuable upon exercise of outstanding 2023 Purchase Warrants, which were originally issued under the Registrant's Prior Registration Statement. Calculated pursuant to Rule 457(g) under the Securities Act, the proposed maximum offering price per unit and maximum aggregate offering price are based on the per share exercise price of the 2023 Purchase Warrants and are presented for informational purposes only. Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock that may become issuable upon exercise of the 2023 Purchase Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Bionano Genomics, Inc.	S-3	333-270459	03/10/2023		$ 7,909.27	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 90,911,169.42
Fee Offset Sources		Bionano Genomics, Inc.	S-3	333-270459		03/10/2023						$ 10,018.41
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(5) Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the total registration fee of $7,909.27 due under this registration statement against the filing fee previously paid in connection with unsold securities registered under the Prior Registration Statement, which was initially filed on March 10, 2023. The unsold securities associated with the fee offset claimed consist of an aggregate of 1,332,628 shares of common stock issuable upon exercise of the 2025 Purchase Warrants, the Series C Warrants, the 2024 Purchase Warrants and the 2023 Purchase Warrants, which remain outstanding and have not been exercised. Such unsold securities have an unsold aggregate offering amount of $90,911,169.42, and the Registrant paid a filing fee of $10,018.41 in connection with the unsold securities associated with the fee offset claimed, calculated at the fee rate in effect at the time of the filing of the Prior Registration Statement. Of that amount, $7,909.27 is being used to offset the registration fee due under this registration statement, and the remaining $2,109.14 is not being applied hereto. As a result, no filing fee is due with this registration statement. The offering of the securities associated with the fee offset claimed herein has been terminated or completed, and such securities remain unsold.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date